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							Exhibit 23



                CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
The Goldfield Corporation:

We consent to the incorporation by reference in the Registration Statement (No. 333-72241) on Form S-8 of The Goldfield Corporation of our report dated February 9, 2001, (except as to Note 2 which is as of February 19,
2001), with respect to the consolidated balance sheets of The Goldfield Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the 2000 Annual Report on Form 10-K of The Goldfield Corporation.







Orlando, Florida
March 12, 2001
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